Exhibit 99.1

J & J Snack Foods Reports Fiscal 2026 Second Quarter Results

Mount Laurel, NJ. May 6, 2026 – J & J Snack Foods Corp. (Nasdaq: JJSF) today reported financial results for the first quarter ended March 28, 2026.

		Second Quarter
	Actuals	$ v. LY	% v. LY
Net Sales	$344.8M	$(11.3)M	(3.2)%
Gross Profit	$99.3M	$3.6M	3.8%
Operating Income	$1.8M	($4.2M)	(70.1%)
Net Earnings	$1.7M	($3.1M)	(65.2%)
Earnings per Diluted Share	$0.09	($0.16)	(64.0%)

Adjusted Operating Income	$9.6M	$0.8M	8.7%
Adjusted EBITDA	$28.7M	$2.5M	9.5%
Adjusted Earnings per Diluted Share	$0.40	$0.05	14.3%

This press release contains non-GAAP financial measures. Please refer to the Non-GAAP Financial Measures section below for reconciliations to the most comparable GAAP measures.

"Our second quarter results demonstrate meaningful progress in our strategic transformation, with strong profitability improvements that position us well for the future," said Dan Fachner, Chairman, President, and CEO of J&J Snack Foods. "Our transformation initiatives and mix improvements enabled us to drive solid bottom line growth including a 9.5% increase in Adjusted EBITDA and a 14.3% increase in Adjusted earnings per share. These results clearly show that Project Apollo is delivering tangible benefits and improving our underlying business performance.

"The innovative product launches we discussed last quarter are now reaching customers with positive early reception, and our pipeline remains robust. During the quarter, we repurchased $22 million of stock and we continue to see compelling value in our shares as we execute our transformation strategy."

Second Quarter Results

Net sales decreased 3.2% from the prior year quarter to $344.8 million, with most of the decline attributable to anticipated reductions to our bakery business.

●	Food Service segment net sales decreased 5.0%
●	Retail Supermarket segment net sales decreased 4.1%
●	Frozen Beverage segment net sales increased 3.1%

Gross profit increased from $95.7 million in the prior year quarter to $99.3 million, while gross margin improved from 26.9% to 28.8%. The improvement in gross margin primarily reflects our Apollo transformation initiatives and mix improvements versus the prior year.

Total operating expenses of $97.5 million included $6.5 million in non-recurring plant closure costs, as well as other non-recurring expenses. Of the non-recurring costs, $4.1 million was non-cash.

●	Selling and Marketing expenses increased 5.5% to $30.1 million or 8.7% of sales, up from 8.0% in the prior year quarter. The increase included investments in brand support and sponsorships.
●	Distribution expenses decreased 0.2% to $41.7 million or 12.1% of sales up from 11.7% in the prior year quarter. Distribution expenses included higher fuel costs of approximately $0.4 million.
●

Administrative expenses increased 7.2% to $21.2 million or 6.1% of sales, up from 5.5% in the prior year quarter. The increase was primarily due to a $0.9 million increase in non-recurring legal expenses and other restructuring charges including severance.

Operating income was $1.8 million, compared to $6.0 million in the prior year quarter, while adjusted operating income was $9.6 million, compared to $8.9 million in the prior year quarter. Earnings per diluted share were $0.09, compared to $0.25 in the prior year quarter, while adjusted earnings per diluted share were $0.40, compared to $0.35 in the prior year quarter. The effective tax rate was 28.1%, compared to 27.2% in the prior year quarter.

Food Service Segment

●	Net sales of $214.7 million, a year-over-year decrease of $11.4 million or 5.0%.
●	Anticipated reductions in our lower margin bakery business represented approximately $8.0 million of the decline.
●	Pretzels sales increased $6.7 million, partly offsetting lower sales of handhelds, cookies, and churros.
●	Operating income increased $3.4 million to $10.9 million.

Retail Supermarket Segment

●	Net sales of $51.6 million, a year-over-year decrease of $2.2 million or 4.1%.
●	Frozen novelty sales declined $3.9 million, driven primarily by increased slotting fees associated with our new product innovation and higher trade investment compared to the prior year.
●	Retail handheld sales increased as we lapped capacity constraints in the prior year.
●	Operating income decreased $3.9 million to a ($0.4) million loss.

Frozen Beverages Segment

●	Net sales of $78.5 million, a year-over-year increase of $2.3 million or 3.1%.
●	Beverage sales were up $5.2 million while service sales declined $3.2 million.
●	Operating income increased $2.1 million to $4.6 million.

Share Repurchases

During the quarter, we repurchased 259,889 shares of common stock for $22 million. As of March 28, 2026, there was $28 million remaining under the $50 million share repurchase program approved by the Board of Directors.

Conference Call

J&J Snack Foods Corp. will host a conference call to discuss results and business outlook today, May 6, 2026, at 10:00 a.m. Eastern Time. Investors interested in participating in the live call can dial (844) 826-3033 from the U.S. or international callers can dial (412) 317-5185. There will also be a live webcast available on the Investor Relations section of the Company's web site at investors.jjsnack.com/news-events/events or directly here. The webcast will be archived for approximately 30 days.

About J & J Snack Foods Corp.

J & J Snack Foods Corp. (Nasdaq: JJSF) is a leader and innovator in the snack food and frozen beverage industry. For over fifty years, the company has specialized in delicious snack and beverage brands for the foodservice and retail segments, serving up fun across the U.S. market. J & J Snack Foods’ core brands include SUPERPRETZEL, the #1 soft pretzel brand, ICEE and SLUSH PUPPIE frozen beverages, and Dippin’ Dots, the original beaded ice cream. The company’s broad brand portfolio also includes LUIGI’S Real Italian Ice, MINUTE MAID* frozen ices, WHOLE FRUIT frozen fruit bars, DOGSTERS ice cream style treats for dogs, ¡Hola! Churros, THE FUNNEL CAKE FACTORY funnel cakes and fries, and bakery brands including MARY B’S, DADDY RAY’S, COUNTRY HOME BAKERS, and HILL & VALLEY. For more information, please visit http://www.jjsnack.com. *MINUTE MAID is a registered trademark of The Coca-Cola Company.

Cautionary Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, revenue growth and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements, and expectations regarding any current or future recovery in our industry and the future impact of our operational efficiency projects. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of management. We do not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include consumer spending, price competition, acceptance of new products, the pricing and availability of raw materials, transportation costs, changes in the competitive marketplace the uncertainty and ultimate economic impact of the COVID-19 pandemic or similar health outbreaks, and other risks identified in our annual report on Form 10-K, and our other filings with the Securities and Exchange Commission. Many of these factors are outside of the Company’s control.

Non-GAAP Financial Measures

Adjusted EBITDA consists of net earnings adjusted to exclude: income taxes (benefit); investment income; interest expense; depreciation and amortization; share-based compensation expense; net (gain) loss on sale or disposal of assets; impairment charges, restructuring costs, merger and acquisition costs, acquisition related inventory adjustments, strategic business transformation costs, integration costs, non-recurring legal fee settlements, gain on insurance proceeds received for damage to property, plant and equipment, and plant closure expenses. Adjusted Operating Income consists of operating income adjusted to exclude: impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustments, strategic business transformation costs, integration costs, non-recurring legal fee settlements, gain on insurance proceeds received for damage to property, plant and equipment, and plant closure expenses. Adjusted Earnings per Diluted Share consists of net earnings adjusted to exclude: impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustment, strategic business transformation costs, integration costs, non-recurring legal fee settlements, gain on insurance proceeds received for damage to property, plant and equipment, and plant closure expenses. For purposes of comparability, the income tax effect of pre-tax adjustments is determined using statutory tax rates. This press release contains certain non-GAAP financial measures; Adjusted EBITDA, Adjusted Operating Income, and Adjusted Earnings per Diluted Share. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") in the statements of income, balance sheets, or statements of cash flow of the company. Pursuant to applicable reporting requirements, the company has provided reconciliations below of non-GAAP financial measures to the most directly comparable GAAP measure. The non-GAAP financial measures presented within the Company's earnings release are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur income, expenses, gains and losses, similar to the adjustments in this press release. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence to our GAAP results and using non-GAAP measures only as supplemental presentations. The non-GAAP measures presented are utilized by management to evaluate the Company's business performance and profitability by excluding certain items that may not be indicative of our recurring core business operating results. The Company believes that these measures provide additional clarity for investors by excluding specific income, expenses, gains, and losses, in an effort to show comparable business operating results for the periods presented. Similarly, Management believes these adjusted measures are useful performance measures because certain items included in the calculations may either mask or exaggerate trends in the Company’s ongoing operating performance. See the reconciliation of Non-GAAP Financial Measures below.

Investor Contact:

Reed Anderson, ICR

(646) 277-1260

reed.anderson@icrinc.com

J & J SNACK FOODS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

(in thousands, except per share amounts)

	Three months ended		Six months ended
	March 28,	March 29,	March 28,	March 29,
	2026	2025	2026	2025

Net sales	$344,819	$356,099	$688,597	$718,697
Cost of goods sold	245,527	260,396	493,293	529,093
Gross profit	99,292	95,703	195,304	189,604

Operating expenses
Marketing	30,083	28,507	61,582	57,176
Distribution	41,737	41,833	79,793	81,443
Administrative	21,184	19,754	41,561	38,657
Gain on insurance proceeds received for damage to property, plant and equipment	-	-	(800)	-
Plant closure expenses	4,756	-	10,869	-
Other general expense	(271)	(414)	(141)	66
Total operating expenses	97,489	89,680	192,864	177,342

Operating income	1,803	6,023	2,440	12,262

Other income (expense)
Investment income	832	689	1,544	1,726
Interest expense	(302)	(85)	(441)	(297)

Earnings before income taxes	2,333	6,627	3,543	13,691

Income tax expense	656	1,803	983	3,724

NET EARNINGS	$1,677	$4,824	$2,560	$9,967

Earnings per diluted share	$0.09	$0.25	$0.13	$0.51

Weighted average number of diluted shares	18,930	19,563	19,136	19,568

Earnings per basic share	$0.09	$0.25	$0.13	$0.51

Weighted average number of basic shares	18,910	19,488	19,113	19,480

J & J SNACK FOODS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share amounts)

	March 28,	September 27,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$59,746	$105,893
Accounts receivable, net	178,011	184,069
Inventories	171,561	175,173
Prepaid expenses and other	24,169	13,197
Total current assets	433,487	478,332

Property, plant and equipment, at cost	1,030,562	1,009,463
Less accumulated depreciation and amortization	646,912	619,310
Property, plant and equipment, net	383,650	390,153

Other assets
Goodwill	185,070	185,070
Trade name intangible assets, net	105,920	105,920
Other intangible assets, net	63,930	66,730
Operating lease right-of-use assets	149,591	151,538
Other	3,488	3,758
Total other assets	507,999	513,016
Total Assets	$1,325,136	$1,381,501

Liabilities and Stockholders' Equity
Current Liabilities
Current portion of long-term debt	$29,000	$-
Current finance lease liabilities	615	563
Accounts payable	89,631	82,405
Accrued insurance liability	15,718	16,441
Accrued liabilities	12,326	12,606
Current operating lease liabilities	23,064	21,624
Accrued compensation expense	22,143	26,475
Dividends payable	15,003	15,552
Total current liabilities	207,500	175,666

Long-term debt	-	-
Noncurrent finance lease liabilities	1,117	1,355
Noncurrent operating lease liabilities	138,737	140,021
Deferred income taxes	91,180	91,703
Other long-term liabilities	6,526	6,061

Stockholders' Equity
Preferred stock, $1 par value; authorized 10,000,000 shares; none issued	-	-
Common stock, no par value; authorized, 50,000,000 shares; issued and outstanding 18,753,000 and 19,440,000 respectively	78,110	139,118
Accumulated other comprehensive loss	(10,607)	(12,647)
Retained Earnings	812,573	840,224
Total stockholders' equity	880,076	966,695
Total Liabilities and Stockholders' Equity	$1,325,136	$1,381,501

J & J SNACK FOODS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six months ended
	March 28,	March 29,
	2026	2025
Operating activities:
Net earnings	$2,560	$9,967
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation of fixed assets	34,799	31,585
Amortization of intangibles and deferred costs	2,800	3,925
Losses (Gains) from disposals of property & equipment	168	(77)
Non-cash plant shutdown expenses	5,046	-
Non-cash impairment charge	850	-
Share-based compensation	3,131	2,753
Deferred income taxes	(480)	56
Gain on insurance proceeds received for damage to property, plant, and equipment	(800)	-
Other	270	209
Changes in assets and liabilities, net of effects from purchase of companies
Decrease in accounts receivable	6,378	15,794
Decrease (Increase) in inventories	2,057	(13,167)
Net changes in other operating assets and liabilities	(5,137)	(3,573)
Net cash provided by operating activities	51,642	47,472

Investing activities:
Purchases of property, plant and equipment	(35,184)	(38,530)
Proceeds from disposal of property and equipment	421	622
Proceeds from insurance for fixed assets	800	-
Net cash (used in) investing activities	(33,963)	(37,908)

Financing activities:
Payments to repurchase common stock	(63,981)	(5,000)
Proceeds from issuance of stock	1,160	2,886
Purchase of vested employee service share units and performance share units	(728)	-
Borrowings under credit facility	75,000	15,000
Repayment of borrowings under credit facility	(46,000)	(15,000)
Payments on finance lease obligations	(249)	(121)
Payment of cash dividend	(30,760)	(30,371)
Net cash (used in) financing activities	(65,558)	(32,606)

Effect of exchange rates on cash and cash equivalents	1,732	(1,838)

Net (decrease) in cash and cash equivalents	(46,147)	(24,880)
Cash and cash equivalents at beginning of period	105,893	73,394
Cash and cash equivalents at end of period	$59,746	$48,514

J & J SNACK FOODS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (in thousands)

	Three months ended		Six months ended
	March 28,	March 29,	March 28,	March 29,
	2026	2025	2026	2025
Sales to external customers:
Food Service	$214,665	$226,053	$433,821	$464,936
Retail Supermarket	51,620	53,848	97,502	98,565
Frozen Beverages	78,534	76,198	157,274	155,196
Consolidated sales to external customers	$344,819	$356,099	$688,597	$718,697

Operating Income:
Food Service	$10,855	$7,465	$20,954	$16,279
Retail Supermarket	(385)	3,512	775	4,703
Frozen Beverages	4,636	2,522	8,685	7,213
Total Segment Operating Income	15,106	13,499	30,414	28,195

General corporate expenses	8,547	7,476	17,905	15,933
Gain on insurance proceeds received for damage to property, plant and equipment	-	-	(800)	-
Plant closure expense	4,756	-	10,869	-
Total Unallocated Operating Expenses (net)	13,303	7,476	27,974	15,933

Total Operating Income	$1,803	$6,023	$2,440	$12,262

J & J SNACK FOODS CORP. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

(Unaudited) (in thousands)

	Three months ended		Six months ended
	March 28,	March 29,	March 28,	March 29,
	2026	2025	2026	2025

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

Net Earnings	$1,677	$4,824	$2,560	$9,967
Income Taxes	656	1,803	983	3,724
Investment Income	(832)	(689)	(1,544)	(1,726)
Interest Expense	302	85	441	297
Depreciation and Amortization	18,915	17,766	37,599	35,510
Share-Based Compensation	1,652	1,627	3,131	2,752
Gain on insurance proceeds received for damage to property, plant and equipment	-	-	(800)	-
Restructuring Costs	1,244	260	1,501	260
Non-recurring Legal Expenses	483	591	802	591
Net (Gain) Loss on Sale or Disposal of Assets	(175)	(69)	168	77
Plant closure expenses	4,756	-	10,869	-
Adjusted EBITDA	$28,678	$26,198	$55,710	$51,452

Reconciliation of GAAP Operating Income to Adjusted Operating Income

Operating Income	$1,803	$6,023	$2,440	$12,262
Gain on insurance proceeds received for damage to property, plant and equipment	-	-	(800)	-
Restructuring Costs	1,244	260	1,501	260
Non-recurring Legal Expenses	483	591	802	591
Acquisition Related Amortization Expenses	1,357	1,995	2,800	3,925
Plant closure expenses	4,756	-	10,869	-
Adjusted Operating Income	$9,643	$8,869	$17,612	$17,038

Reconciliation of GAAP Earnings per Diluted Share to Adjusted Earnings per Diluted Share

Earnings per Diluted Share	$0.09	$0.25	$0.13	$0.51
Gain on insurance proceeds received for damage to property, plant and equipment	-	-	(0.04)	-
Restructuring Costs	0.07	0.01	0.08	0.01
Non-recurring Legal Expenses	0.03	0.03	0.04	0.03
Acquisition Related Amortization Expenses	0.07	0.10	0.15	0.20
Plant closure expenses	0.25	-	0.57	-

Tax Effect of Non-GAAP Adjustments (1)	(0.11)	(0.04)	(0.22)	(0.07)

Adjusted Earnings per Diluted Share	$0.40	$0.35	$0.71	$0.68

(1) Income taxes associated with pre-tax adjustments determined using statutory tax rates